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                                                                  Exhibit 23.6



                         CONSENT OF SALOMON BROTHERS INC


     We hereby consent to the use of our name and to the description of our opinion letter, dated June 24, 1997, under the caption "The Merger -- Opinion of Financial Advisor to LDNG" in, and to the inclusion of such opinion letter as Appendix B to, the Joint Proxy Statement/Prospectus of Louis Dreyfus Natural Gas Corp., which Joint Proxy Statement/Prospectus is part of the
Registration Statement on Form S-4 (File Number                         ) of
Louis Dreyfus Natural Gas Corp. By giving such consent we do not thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "expert" as used in, or that we come within the category of persons whose consent is required under, the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.




                              SALOMON BROTHERS INC



                              By /s/ Thomas C. King
                                 ---------------------------------------
                                 Managing Director

New York, New York
September 2, 1997